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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)          December 29, 1995
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                           Kagan Media Partners, L.P.
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               (Exact Name of Registrant as Specified in Charter)


                Delaware                0-17507          22-2931567
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     (State or Other Jurisdiction    (Commission        (IRS Employer
           of Incorporation)         File Number)     Identification No)


                126 Clock Tower Place, Carmel, California 93923
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Registrant's telephone number, including area code             408-624-1536
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                                      N/A
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         (Former Name or Former Address, if Changed Since Last Report)
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Item 5. Other Events

        In January 1990, Kagan Media Partners, L.P. (the "Partnership") acquired $6,800,000 15.5% Senior Subordinated Notes (the "Notes") of Vista/Narragansett Cable, L.P. ("Vista/Narragansett") due January 8, 1995. Under the terms of the Notes, interest at the rate of 12.75% per annum was payable currently with the balance of interest (2.75% per annum) added to the principal balance of the Notes. On May 1, 1991, Vista/Narragansett ceased making interest payments. A restructuring agreement of Vista/Narragansett's capital structure was reached during 1992 and was executed in March 1993.

        Under the restructuring, the Partnership agreed to defer interest accrued but uncollected as of September 30, 1992 in the amount of $2,247,786 and agreed to cease accruing interest on the Notes subsequent to September 30, 1992.

        The Partnership restated the Notes in the form of a non-interest bearing note in the principal amount of $9,047,786, which represented the original principal plus the interest accrued through September 30, 1992. The Notes were to be paid only out of proceeds of the sale of Vista/Narragansett's cable systems. Any sale by Vista/Narragansett required the approval of the Partnership.

        In late March 1995 the Partnership was advised by the management of Vista/Narragansett that a third party offer for purchase of the assets of Vista/Narragansett had been received on March 22, 1995. The Partnership agreed to allow management of Vista/Narragansett to pursue the offer. On June 14, 1995, management of Vista/Narragansett signed a letter of intent to accept the offer, and on August 8, 1995, entered into a purchase and sale agreement. On December 29, 1995, the sale of the assets of Vista/Narragansett/Naragansett was consummated. The Partnership received proceeds of $4,778,499 as its share of the distributed proceeds from the sale. In addition, the Partnership will receive a portion of any amounts remaining in a $400,000 escrow account established by Vista/Narragansett at closing to provide security to the buyer in respect of Vista/Narragansett's compliance with its representation and warranties. This escrow will not be terminated until December 1996. The Partnership has released Vista/Narragansett from all of its obligations under the Notes. The Notes, which had an amortized cost of $7,837,257, were valued at $4,700,000 at September 30, 1995, which represented approximately 46% of the investments held by the Partnership based upon the valuation at such date.

        It is anticipated that substantially all of the proceeds received from the Vista/Narragansett sale will be distributed to partners in 1996.
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                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                Kagan Media Partners, L.P. (Registrant)
                                By:  Mezzanine Capital Corporation
                                     Administrative General Partner

Date: January 5, 1996           By:  /s/ Joseph P. Ciavarella
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                                     Joseph P. Ciavarella
                                     Vice President, Secretary, Treasurer and
                                     Chief Financial and Accounting Officer